EXHIBIT 4.1

                                 NETEGRITY, INC.
                            1991 DIRECTOR STOCK PLAN

         1. Purpose. This stock option plan, to be known as the 1991 Director Stock Plan (hereinafter, the "Plan") , is intended to promote the interests of Netegrity, Inc., a Delaware corporation (hereinafter, the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

         2. Rights to be Granted. Under the Plan, non-qualified stock options are granted that give an Optionee the right for a specified period of time to purchase a pre-determined number of shares of Common Stock, par value $.01 per share, of the Company. The option price is determined automatically at the time of the grant in each instance in accordance with the terms of this Plan.

         3. Available Shares. The total number of shares of Common Stock of the Company for which options may be granted under the Plan shall not exceed Seventy Thousand (70,000) shares, subject to adjustment in accordance with Section 13 hereof. Shares of Common Stock subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares of Common Stock reserved therefor shall revert to the option pool and continue to be available for grant under the Plan.

         4. Administration. The Plan shall be administered by the Compensation Committee or Stock Option Committee of the Board of Directors of the Company (the "Committee"). The Committee shall, subject to the provisions of the Plan and Section 17 hereof in particular, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

         5. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an option Agreement, in such form as may be approved by the Committee, which Agreement shall be duly executed and delivered on behalf of the Company and by the Optionee to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Committee.

         6. Eligibility and Limitations. Options may be granted pursuant to the Plan only to non-employee members of the Board of Directors of the Company who are not officers of the Company and who must hold the options (and the shares of Common Stock issuable upon exercise thereof) individually in their own names.

         7. Option Price. The purchase price of the Common Stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 13 hereof. For purposes of the Plan, the fair market value of a share of Common Stock on any day shall be (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List, or (iv) if the Common Stock is not then traded or listed for quotation on any exchange, the fair market value of the Common Stock shall be determined as of the most recent sale price for the Common Stock or the grant of any option therefor under any other stock option plan of the Company.

         8. Automatic Grant of Options. Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company serving on the Board of Directors on April 15, 1991 shall be automatically granted, without further action by the Board or Committee, an option to purchase Eight Thousand Seven Hundred Fifty (8,750) shares of the Company's Common Stock. Each person who is neither an employee nor an officer of the Company who is first elected to the Board of Directors after the date of approval of the Plan by the Board of Directors shall be automatically granted, on the date of such election without further action by the Board of Directors, an option to purchase Eight Thousand Seven Hundred Fifty (8,750) shares of the Company's Common Stock. Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all options hereunder is in all respects subject to, and the Plan and options granted under it shall be of no force and effect unless and until, and no option granted hereunder shall in any way vest or become exercisable in any respect unless and until, approval of the Plan is obtained by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval, and such other matters and in form and substance satisfactory to counsel for the Company. In the event that such stockholder approval as aforesaid has not been received on or before April 1, 1992, then in such event the Plan and any options granted hereunder shall be null and void, and upon the occurrence of both such approval and concurrence as aforesaid, the Plan and such options shall become effective as of the date of the Directors' approval of the Plan.

         9. Period of Option. The options granted hereunder shall expire on a date which is ten (10) years after the date of grant of the options and the Plan shall terminate when all options granted hereunder have terminated.

         10. Exercise of Option. Subject to the terms and conditions of the Plan and the Option Agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by first class or registered or certified mail or in person addressed to the Treasurer or Chief Financial Officer of the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of Section 7 hereof. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. Upon notification from the Company, the transfer agent shall prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the Optionee as the owner of such shares on the stock transfer books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

         11.      Vesting of Shares and Non-Transferability of Options.

                  (a) Vesting. Options granted under the Plan shall vest in the Optionee and thus become exercisable in installments, in accordance with the following schedule:


  Cumulative Number of Option                  Date of Vesting and
     Shares for which                          Exercisability of Option
   Option is Exercisable

 20% of total Option Shares               1 year anniversary of the date of the
                                          grant of the option
 40% of total Option Shares               2 year anniversary of the date of the
                                          grant of the option
 60% of total Option Shares               3 year anniversary of the date of the
                                          grant of the option
 80% of total Option Shares               4 year anniversary of the date of the
                                          grant of the option
100% of total Option Shares               5 year anniversary of the date of the
                                          grant of the option

The number of shares as to which the option may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares, it shall continue to be exercisable as to said shares until expiration or termination of the option as provided in the Plan.

                  (b) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

                  (c) Non-Transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him.

         12.      Termination of Option Rights.

                  (a) In the event an Optionee voluntarily resigns or voluntarily ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any options granted to such Optionee shall, to the extent any portion of such options are not then exercisable, immediately terminate and become void. Any options which are then exercisable but have not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised to the extent any portion of such options are then exercisable, by the Optionee at any time prior to the scheduled expiration date of the option. Notwithstanding the foregoing, in the event any Optionee (i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request-of the Company, then any portion of any option granted to such Optionee which is not then exercisable shall be accelerated and such Option shall be fully exercisable by the Optionee at any time prior to the scheduled expiration date. No portion of this Option may be exercised if the Optionee is removed from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the disinterested members of the Board of Directors).

                  (b) In the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such Optionee may be exercised, to the extent of the number of shares with respect to which an Optionee could have exercised it on the date of such disability or death (by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one hundred eighty (180) days after the date the Optionee so ceases to be a member of the Board of Directors, but in no event later than the scheduled expiration date of the option.

         13. Adjustments Upon Changes in Capitalization and Other Matters. In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company (or of another corporation) by reason of any reorganization, merger, consolidation, recapitalization or reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, an automatic adjustment shall be made in the number and kind of shares as to which outstanding options or any portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. In the event of fractional shares, the option shall be adjusted upward or downward to the nearest whole share.

         If an option hereunder shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a corporate merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary therefor shall be considered for purposes of an option to be membership on the Board of Directors of the Company,

         14. Restrictions on Issuance of Shares. Notwithstanding the provisions of Sections 8 and 10 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

         (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

         (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended; and until the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

         The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised under this Plan.

         15. Representation of Optionee. The Company shall require the Optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended).

         16. Approval of Stockholders. The effectiveness of this Plan and of the grant of all options hereunder is in all respects subject to approval by the Company's shareholders.

         17. Acceleration and Vesting of Option for Business Combinations. Upon any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business, then all options granted under the Plan shall, immediately prior to the consummation of any of the foregoing events, become fully vested and immediately exercisable by the Employee.

         18. Termination and Amendment of Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting, (a) increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any participating Director hereunder; (b) change the provisions of the Plan regarding the termination of the options or the time when they may be exercised; (c) change the period during which any options may be granted or remain outstanding or the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive options, or otherwise change Section 7 hereof; or (e) materially increase benefits accruing to option holders under the Plan. Except as provided in Section 16, termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.